UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Anacapa Street Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2010, Pacific Capital Bancorp (the “Company”) and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Santa Barbara Tax Products Group, LLC (“SBTPG”), pursuant to which SBTPG agreed to purchase from the Bank the assets of the Bank’s refund anticipation loan and refund transfer businesses (the “Businesses”). As consideration, SBTPG agreed to assume certain liabilities associated exclusively with the Businesses, to pay $5,000,000 in cash at closing and an additional $5,000,000 in cash on March 15, 2010 provided that the Bank has performed certain transition support services through that date, and to make further cash payments based on the number of refund anticipation loans processed by SBTPG between January 1, 2010 and April 30, 2010. Management believes it is highly unlikely that any further cash payments will be made pursuant to the Purchase and Sale Agreement based on the number of refund anticipation loans currently expected to be processed by SBTPG between January 1, 2010 and April 30, 2010.

The Purchase and Sale Agreement contains standard representations and warranties as to the Businesses that survive for eighteen months following the closing, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company, the Bank and SBTPG and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase and Sale Agreement. Accordingly, shareholders of the Company and other investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between the Company, the Bank and SBTPG rather than establishing matters as facts.

On January 14, 2010, the Bank also entered into a Business Transition Agreement with SBTPG, pursuant to which the Bank agreed to provide to SBTPG for a limited period of time certain transitional services, including human resources, information technology and other services.

A copy of the Purchase and Sale Agreement and the Business Transition Agreement are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The foregoing description of the Purchase and Sale Agreement and the Business Transition Agreement is not comprehensive and is qualified in its entirety by reference to the full text of the attached exhibits.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 14, 2010, the Bank completed the sale of the Businesses to SBTPG pursuant to the Purchase and Sale Agreement. The description of such transaction in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2010, the Company issued a press release with respect to the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated January 14, 2010, by and among Pacific Capital Bank, N.A., Pacific Capital Bancorp and Santa Barbara Tax Products Group, LLC

10.2	Business Transition Agreement dated January 14, 2010, by and between Pacific Capital Bank, N.A. and Santa Barbara Tax Products Group, LLC

99.1	Press Release dated January 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP (Registrant)

January 15, 2010	By:	/s/ Frederick W. Clough
Frederick W. Clough Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated January 14, 2010, by and among Pacific Capital Bank, N.A., Pacific Capital Bancorp and Santa Barbara Tax Products Group, LLC

10.2	Business Transition Agreement dated January 14, 2010, by and between Pacific Capital Bank, N.A. and Santa Barbara Tax Products Group, LLC

99.1	Press Release dated January 14, 2010.